EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) and in the related Prospectus pertaining to the Nonqualified Stock Option Plan and the Novell, Inc. 2000 Stock Plan of Novell, Inc. of our report dated November 19, 1999, with respect to the consolidated financial statements of Novell, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended October 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.
                                                            /S/ERNST & YOUNG LLP

                                                            ERNST & YOUNG LLP



San Jose, California
July 12, 2000